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                                                                    Exhibit 10.1


                   REORGANIZATION AND STOCK PURCHASE AGREEMENT


       This REORGANIZATION AND STOCK PURCHASE AGREEMENT dated as of October 24, 2007 (this "Agreement") is by and between Palomine Mining Inc., a Nevada corporation ("Palomine"), Universal Bioenergy North America, Inc., a Nevada corporation ("UBNA"); Mortensen Financial Limited, a Belizean corporation ("Mortensen"); and the stockholders and owners of all of the issued and outstanding equity of UBNA as set forth on Schedule 1(a) to this Agreement (collectively, jointly and severally, the "Shareholders")


RECITALS

       A. WHEREAS, Palomine desires to acquire directly or indirectly 100% of the equity of UBNA;

       B. WHEREAS, the Shareholders desire to exchange with Palomine all of the issued and outstanding common stock of UBNA for 2,000,000 shares of common stock of Palomine and thus transfer UBNA to Palomine;

       C. WHEREAS, Mortensen is a shareholder of Palomine and owns 2,000,000 shares of Palomine or approximately 46% of the issued and outstanding common stock of Palomine;

       D. WHEREAS, Mortensen desires to effect the transactions contemplated by this Agreement and in order to induce the transactions; Mortensen will contribute 1,800,000 shares of common stock that he currently owns to the amount of shares being delivered to the Shareholders hereunder;

       E: WHEREAS, the parties hereto intend that the transaction contemplated hereby shall be completed as a tax-free exchange of stock.

NOW, THEREFORE, the Shareholders and the respective Boards of Directors of Palomine and UBNA deem it advisable and in the best interests of their corporations and the respective shareholders of their corporations that Palomine acquire 100% of the securities of UBNA, in accordance with the terms and conditions of this Reorganization and Stock Purchase Agreement.

       1. PRE-CLOSING ACTIONS OF PALOMINE AND MORTENSEN. Immediately upon execution of this Agreement and prior to any Closing as set forth herein, Palomine (and Mortensen with respect to item b) shall undertake the following actions:

              (a) The Board of Directors of Palomine shall unanimously approve and shall deliver or cause to be delivered to Cohen & Czarnik LLP ("Escrow Agent") to be placed in escrow ("Escrow") resolutions with respect to (a) approving all of the transactions set forth herein; (b) increasing or directing the size of the Board of Directors to be two members; (c) electing two persons to the board of directors of Palomine designated by UBNA, and (d) approving a name change of the corporation to "Universal Bioenergy, Inc." (the "Palomine Board Resolutions").


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              (b)    Palomine and Mortensen, jointly and severally, shall
                     deliver or cause to be delivered to Escrow Agent to be placed in Escrow a total of 2,000,000 shares of Palomine (200,000 shares directly from Palomine and 1,800,000 shares directly from Mortensen) for delivery to Shareholders (as set forth on Schedule 1(a) attached hereto) (the "Escrowed Palomine Shares").

              (c) Palomine shall use its reasonable best efforts to prepare and complete the documents necessary to be filed with local, state and federal authorities to consummate the transactions contemplated hereby including the filing of any necessary reports pursuant to the Securities Exchange Act of 1934, as amended.

       2. PRE-CLOSING ACTION OF UBNA. Immediately upon execution of this Agreement and prior to the Closing as set forth herein, UBNA shall undertake the following actions:

              (a) The Board of Directors of UBNA shall execute and deliver resolutions unanimously approving all of the transactions set forth herein.

              (b) The shareholders of UBNA shall deliver to Escrow Agent to be placed in Escrow certificates representing 5,000 shares of common stock of UBNA (the "Escrowed UBNA Shares"), representing 100% of the issued and outstanding equity of UBNA, for delivery to Palomine at Closing.

              (c) During the Due Diligence Period, UBNA shall make available to Palomine and Palomine's employees, attorneys, accountants, financial advisors, agents and representatives during normal business hours all information concerning the operation, business and prospects of UBNA as may be reasonably requested by Palomine. UBNA will cooperate with Palomine for the purpose of permitting Palomine to discuss UBNA's business and prospects with customers, creditors, suppliers and other persons having business dealings with such party, including without limitation providing access to all employees, consultants, assets, properties, books, accounts, records, tax returns, contracts and other documents of UBNA, provided that such access will not materially interfere with the normal business operations of UBNA.

       3.     CONDITIONS TO CLOSING

       The parties' obligation to close the proposed Acquisition will be subject to specified conditions precedent including, but not limited to, the following:

       (a)    the representations and warranties of Palomine as set forth in
              Section 6 herein shall remain accurate as of the Closing Date and no material adverse change to the financial condition of Palomine shall have occurred;

       (b) the representations and warranties of UBNA as set forth in Section 7 herein shall remain accurate as of the Closing Date and no material adverse change in the business or financial condition of UBNA shall have occurred;

       (c) all the documents necessary to be filed with local, state and federal authorities are prepared;



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       (d)    Palomine shall have provided the board resolutions and any other approval required to complete the board election; and board resolutions approving the name change;.

       (e) Palomine shall retain its good standing as a publicly traded company, trading on the over-the-counter bulletin board under the symbol "POMM.OB";

       (f)    Palomine shall have prepared and delivered to UBNA within thirty
              (30) days of Closing audited and unaudited financial statements which if filed at the time received would be complete and compliant with Regulation S-X, Section 310, sufficient for the combined entities to file any and all filings required by the US Securities and Exchange Commission and U.S. securities laws and rules (the "Palomine Financial Statements"); and

       (g) UBNA shall have prepared and delivered to Palomine within five (5) days of closing audited and unaudited financial statements which if filed at the time received would be complete and compliant with Regulation S-X, Section 310, sufficient for the combined entities to file any and all filings required by the US Securities and Exchange Commission and U.S. securities laws and rules (the "UBNA Financial Statements").

       4.     AT THE CLOSING.

       (a) At the Closing, Escrow Agent shall release from Escrow the Palomine Board Resolutions effectuating the election of members designated by UBNA to the Palomine Board of Directors. The members of the Board of Directors of Palomine prior to Closing shall submit resignations at Closing.

       (b) At the Closing, Escrow Agent shall release from Escrow the Escrowed Palomine Shares to the Shareholders.

       (c) At the Closing, Escrow Agent shall release from Escrow the Escrowed UBNA Shares to Palomine.

       (d) At the Closing, the existing officers of Palomine shall resign and be replaced by those officers appointed by the new Board of Directors.

       5. TIMING OF CLOSING. The Closing shall occur upon the satisfaction of the conditions set forth in this Agreement and upon instructions from the parties hereto to the Escrow Agent. The Closing Date shall occur on or before November 30th, 2007 in the event such conditions are met, unless the Escrow Agent receives instructions otherwise from the parties or notice from a party that the conditions set forth herein have not occurred. Unless otherwise advised in writing by the parties, in the event the Closing does not occur on or before December 31, 2007, (i) the Escrow Agent shall return the Escrowed Palomine Shares and the Palomine Board Resolutions to Palomine; and (ii) the Escrow Agent shall return the Escrowed UBNA Shares to the shareholders of UBNA.

       6. REPRESENTATIONS OF PALOMINE/MORTENSEN. Palomine (and Mortensen solely with respect to his shares of common stock of Palomine contributed to the Escrowed Palomine Shares) represents and warrants as follows:


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       (a)    OWNERSHIP OF SHARES. As of the Closing Date, the shareholders of
              UBNA will become the owners of the Escrowed Palomine Shares. The Escrowed Palomine Shares will be free from claims, liens or other encumbrances, except as provided under applicable federal and state securities laws;

       (b) FULLY PAID AND NONASSESSABLE. The Escrowed Palomine Shares constitute duly and validly issued shares of Palomine, and are fully paid and nonassessable, and Palomine further represents that it has the power and the authority to execute this Agreement and to perform the obligations contemplated hereby;

       (c) ORGANIZATION OF PALOMINE; AUTHORIZATION. Palomine is a corporation duly organized, validly existing and in good standing under the laws of Nevada with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Palomine and this Agreement constitutes a valid and binding obligation of Palomine; enforceable against it in accordance with its terms.

       (d) CAPITALIZATION. The authorized capital stock of Palomine consists of 75,000,000 shares of common stock, par value $0.001 per share, and no shares of preferred stock. As of the Closing Date, Palomine will have a total of no more than 4,600,000 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. As of the Closing Date, all of the issued and outstanding shares of common stock of Palomine are validly issued, fully paid and non-assessable. There is not and as of the Closing Date, there will not be outstanding any warrants, options or other agreements on the part of Palomine obligating Palomine to issue any additional shares of common or preferred stock or any of its securities of any kind. Palomine will not issue any shares of capital stock from the date of this Agreement through the Closing Date. The Common Stock of Palomine is presently trading on the over-the-counter electronic bulletin board under the symbol "POMM.OB".

       (e) OWNERSHIP OF PALOMINE SHARES. The delivery of certificates provided herein for the Escrowed Palomine Shares will result in the shareholders of UBNA immediate acquisition of record and beneficial ownership of the Escrowed Palomine Shares, free and clear of all encumbrances.

       (e) NO CONFLICT AS TO PALOMINE. Neither the execution and delivery of this Agreement nor the consummation of the exchange of the Palomine Shares will (a) violate any provision of the certificate of incorporation or by-laws (or other governing instrument) of Palomine or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any encumbrance upon any property or assets of Palomine under, any material agreement or commitment to which Palomine is a party or by which its property or assets is bound, or to which any of the property or assets of Palomine is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other governmental body applicable to Palomine except, in the case of violations, conflicts, defaults, terminations, accelerations or encumbrances described in clause
              (b) of this Section for such matters which are not likely to have a material adverse effect on the business or financial condition of Palomine.


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       (f)    CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by Palomine in connection with the execution, delivery and performance of this Agreement by Palomine or the consummation of the sale of the Escrowed Palomine Shares.

       (g) OTHER CONSENTS. Except for consents from the holders of the Escrowed Palomine Shares, no consent of any Person is required to be obtained by Palomine to the execution, delivery and performance of this Agreement or the consummation of the sale of the Palomine Shares, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of Palomine.

       (h) LITIGATION. There is no action, suit, inquiry, proceeding or investigation by or before any Court or Governmental body pending or threatened in writing against or involving Palomine which is likely to have a material adverse effect on the business or financial condition of Palomine, or which questions or challenges the validity of this Agreement. Palomine is not subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of Palomine.

       (i) SEC REPORTS. Palomine has filed with the SEC all forms, reports, schedules, and statements that were required to be filed by it with the SEC within the three (3) year period ending on the Closing, and previously has furnished or made available to the Company accurate and complete copies of all the SEC Documents. As of their respective dates, the SEC Documents were prepared in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act") and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated in those documents or necessary to make the statements in those documents not misleading, in light of the circumstances under which they were made. As of their respective dates, these reports and statements will not contain any untrue statement of a material fact or omit to state a material fact required to be stated in them or necessary to make the statements in them not misleading, in light of the circumstances under which they are made and these reports and statements will comply in all material respects with all applicable requirements of the Exchange Act and the Securities Act. "SEC Documents" means all forms, notices, reports, schedules, statements, and other documents filed by Parent with the SEC within the three years from the Closing, whether or not constituting a "filed" document, and includes all proxy statements, registration statements, amendments to registration statements, periodic reports on Forms 10-KSB, 10-QSB, and 8-K, and annual and quarterly reports to shareholders.


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       (j)    FINANCIAL STATEMENTS. The audited consolidated financial
              statements and unaudited consolidated interim financial statements of Palomine that are included or incorporated in the SEC Documents were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as otherwise indicated in the notes to them) and fairly present the consolidated financial position, results of operations, and cash flows from operating, investing, and financing activities of Palomine as of the dates and for the periods indicated, except that the unaudited consolidated interim financial statements in the SEC Documents are subject to normal year-end adjustments and were prepared in accordance with the instructions to SEC Form 10-QSB and, accordingly, omit or condense certain footnotes and other information normally included in financial statements prepared in accordance with GAAP. The consolidated financial statements of Palomine that are included or incorporated in any subsequent report or statement that Palomine mails to its shareholders generally or files with the SEC during the period after the date of this Agreement and before the Closing Date will be prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as otherwise indicated in them, the notes to them, or any related report of Palomine's independent accountants) and will fairly present the financial information that they purport to present, except that the unaudited, consolidated interim financial statements will be subject to normal year-end adjustments and will omit or condense certain footnotes and other information normally included in financial statements prepared in accordance with GAAP.

       (k) ABSENCE OF CERTAIN CHANGES. From December 31, 2006, to the date hereof, Palomine has not :

              1. suffered damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the financial condition of Palomine, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

              2. made any change or amendment in its certificate of incorporation or by-laws, or other governing instruments, except as contemplated hereby or required to effect the transactions set forth herein;

              3. other than the Palomine Escrowed Shares or other than the total issued and outstanding shares set forth in paragraph 6(d) hereto, issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

              4. organized any new Subsidiary or acquired any Equity Securities of any Person or any equity or ownership interest in any business;

              5. borrowed any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability with respect to any such indebtedness for borrowed money except to Mortensen;

              6. paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

              7. prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

              8. cancelled any material debts or waived any material claims or rights, except in the ordinary course of business;

              9. disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

              9. granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan), except to Frank H. Ward;


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              10.    purchased or entered into any contract or commitment to
                     purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets;

              11. made any capital expenditures or additions to property, plant or equipment or acquired any other property or assets;

              12. written off or been required to write off any notes or accounts receivable;

              13.    written down or been required to write down any inventory;
                     or

              14. entered into any collective bargaining or union contract or agreement.

              15.    incurred any liability in excess of $20,000.

         (l)  CONTRACTS AND COMMITMENTS. Palomine is not a party to any:

              1. Contract or agreement involving any liability on the part of Palomine.

              2.     Lease of personal property;

              3. Employee bonus, stock option or stock purchase, performance unit, profit-sharing, pension, savings, retirement, health, deferred or incentive compensation, insurance or other material employee benefit plan (as defined in Section 2(3) of ERISA) or program for any of the employees, former employees or retired employees of Palomine;

              4. Commitment, contract or agreement that is currently expected by the management of Palomine to result in any material loss upon completion or performance thereof;

              5. Contract, agreement or commitment with any officer, employee, agent, consultant, advisor, salesman, sales representative, value added reseller, distributor or dealer; or

              6.     Employment agreement or other similar agreement.

       (m) COMPLIANCE WITH LAW. The operations of Palomine have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of Palomine. Palomine has not received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. Palomine has all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of its business, and is not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.


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       (n)    TAX MATTERS.

              1. Palomine (1) has filed or shall file prior to Closing all nonconsolidated and noncombined Tax Returns and all consolidated or combined Tax Returns that include only Palomine and not UBNA or its other Affiliates (for the purposes of this Section, such tax Returns shall be considered nonconsolidated and noncombined Tax Returns) required to be filed through the date hereof and will have paid any Tax due through the date hereof with respect to the time periods covered by such nonconsolidated and noncombined Tax Returns and shall timely pay any such Taxes required to be paid by it after the date hereof with respect to such Tax Returns and (2) shall prepare and timely file all such nonconsolidated and noncombined Tax Returns required to be filed after the date hereof and through the Closing Date and pay all Taxes required to be paid by it with respect to the periods covered by such Tax Returns; (B) all such Tax Returns filed pursuant to clause
                     (A) after the date hereof shall, in each case, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with such Tax Return most recently filed in the relevant jurisdiction prior to the date hereof, except as otherwise required by law or regulation. Any such Tax Return filed or required to be filed after the date hereof shall not reflect any new elections or the adoption of any new accounting methods or conventions or other similar items, except to the extent such particular reflection or adoption is required to comply with any law or regulation.

              2. Palomine represents that prior to Closing, all consolidated or combined Tax Returns (except those described in subparagraph (1) above) required to be filed by any person through the date hereof that are required or permitted to include the income, or reflect the Activities, operations and Transactions, of Palomine for any taxable period shall have been timely filed, and the income, activities, operations and Transactions of Palomine shall have been properly included and reflected thereon. Palomine shall prepare and file, or cause to be prepared and filed, all such consolidated or combined Tax Returns that are required or permitted to include the income, or reflect the activities, operations and Transactions, of Palomine, with respect to any taxable year or the portion thereof ending on or prior to the Closing Date, including, without limitation, Palomine's consolidated federal income tax return for such taxable years. Prior to Closing, Palomine will timely file a consolidated federal income tax return for the taxable year ended December 31, 2006 and such return shall include and reflect the income, activities, operations and Transactions of Palomine for the taxable period then ended, and hereby expressly covenants and agrees to file a consolidated federal income tax return, and to include and reflect thereon the income, activities, operations and Transactions of Palomine for the taxable period through the Closing Date. All Tax Returns filed pursuant to this subparagraph (2) after the date hereof shall, in each case, to the extent that such Tax Returns specifically relate to Palomine and do not generally relate to matters affecting other members of Palomine's consolidated group, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with the Tax Return most recently filed in the relevant jurisdictions prior to the date hereof, except as otherwise required by law or regulation. Palomine has paid or will pay all Taxes that may now or hereafter be due with respect to the taxable periods covered by such consolidated or combined Tax Returns.

              3. There is no (nor has there been any request for an) agreement, waiver or consent providing for an extension of time with respect to the assessment of any Taxes attributable to Palomine, or its assets or operations and no power of attorney granted by Palomine with respect to any Tax matter is currently in force.

              4. There is no action, suit, proceeding, investigation, audit, claim, demand, deficiency or additional assessment in progress, pending or threatened against or with respect to any Tax attributable to Palomine or its assets or operations.

              5. All amounts required to be withheld as of the Closing Date for Taxes or otherwise have been withheld and paid when due to the appropriate agency or authority.

       (o) BORROWING AND GUARANTEES. Except as reflected on its financial statements for the period ended December 31, 2006, Palomine (a) does not have any indebtedness for borrowed money except to Mortensen, (b) are not lending or committed to lend any money (except for advances to employees in the ordinary course of business), and (c) are not guarantors or sureties with respect to the obligations of any Person.

7. Representations of UBNA and Shareholders. UBNA and the Shareholders, collectively, jointly and severally, for their respective rights and interests represent and warrant as follows:

       (a) ORGANIZATION; AUTHORIZATION. UBNA is a corporation duly organized, validly existing and in good standing under the laws of its country of organization with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of UBNA and this Agreement constitutes a valid and binding obligation; enforceable against in accordance with its terms. UBNA has no subsidiaries.

       (b) CAPITALIZATION. The authorized capital stock of UBNA consists of 10,000 shares of common stock, par value $0.01 per share. As of the date of this Agreement, UBNA has 5,000 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. No shares have otherwise been registered under state or federal securities laws. As of the Closing Date, all of the issued and outstanding shares of common stock of UBNA are validly issued, fully paid and non-assessable and there is not and as of the Closing Date there will not be outstanding any warrants, options or other agreements on the part of UBNA obligating any of UBNA to issue any additional shares of common or preferred stock or any of its securities of any kind. UBNA will not issue any shares of capital stock from the date of this Agreement through the Closing Date. The Escrowed UBNA Shares will be free from claims, liens or other encumbrances, except as provided under applicable federal and state securities laws;

       (c) NO CONFLICT AS TO UBNA. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will (a) violate any provision of the articles of incorporation or organization of UBNA; or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of UBNA under, any material agreement or commitment to which UBNA is a party or by which any of their respective property or assets is bound, or to which any of the property or assets of any of UBNA is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to UBNA except, in the case of violations, conflicts, defaults, terminations, accelerations or Encumbrances described in clause (b) of this Section for such matters which are not likely to have a material adverse effect on the business or financial condition of UBNA, taken as a whole.

       (d) CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by UBNA in connection with the execution, delivery and performance of this Agreement by UBNA or the consummation of the transactions contemplated herein.

       (e) OTHER CONSENTS. No consent of any Person is required to be obtained by UBNA to the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated herein, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of UBNA.

       (f) BUILDINGS, PLANTS AND EQUIPMENT. The buildings, plants, structures and material items of equipment and other personal property owned or leased by UBNA are, in all respects material to the business or financial condition of UBNA taken as a whole, in good operating condition and repair (ordinary wear and tear excepted) and are adequate in all such respects for the purposes for which they are being used. UBNA has not received notification that it is in violation of any applicable building, zoning, anti-pollution, health, safety or other law, ordinance or regulation in respect of its buildings, plants or structures or their operations, which violation is likely to have a material adverse effect on the business or financial condition of UBNA taken as a whole or which would require a payment by UBNA in excess of $20,000 in the aggregate, and which has not been cured.

       (g) NO CONDEMNATION OR EXPROPRIATION. Neither the whole nor any portion of the property or leaseholds owned or held by UBNA is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Body or other Person with or without payment of compensation therefore, which action is likely to have a material adverse effect on the business or financial condition of UBNA, taken as a whole.

       (h) LITIGATION. There is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving UBNA which is likely to have a material adverse effect on the business or financial condition of UBNA, taken as whole, or which would require a payment by UBNA in excess of $20,000 in the aggregate or which questions or challenges the validity of this Agreement. UBNA is not subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of UBNA, taken as a whole, or which would require a payment by UBNA in excess of $20,000 in the aggregate.

       (i)    ABSENCE OF CERTAIN CHANGES. UBNA has not:

              1. suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of UBNA, taken as a whole, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

              2. made any change or amendment in its certificate of incorporation or by-laws, or other governing instruments;

              3. paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

              4. prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

              5. cancelled any material debts or waived any material claims or rights, except in the ordinary course of business;

              6. disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

              7. granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

              8. purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets, except (i) normal contracts or commitments for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course business, (ii) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;

              9. made any capital expenditures or additions to property, plant or equipment or acquired any other property or assets (other than raw materials and supplies) at a cost in excess of $20,000 in the aggregate;

              10. written off or been required to write off any notes or accounts receivable in an aggregate amount in excess of $20,000;

              11. written down or been required to write down any inventory in an aggregate amount in excess of $20,000;

              12. entered into any collective bargaining or union contract or agreement; or

              13. other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of UBNA taken as a whole.

       (j) LABOR RELATIONS. UBNA is not a party to any collective bargaining agreement. Except for any matter which is not likely to have a material adverse effect on the business or financial condition of UBNA, taken as a whole, (a) UBNA are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, (b) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against UBNA, (c) no representation question exists respecting the employees of UBNA, (d) neither UBNA has experienced any strike, work stoppage or other labor difficulty, and (e) no collective bargaining agreement relating to employees of UBNA is currently being negotiated.

       (k) COMPLIANCE WITH LAW. The operations of UBNA have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of UBNA, taken as a whole, or which would not require a payment by UBNA in excess of $20,000 in the aggregate, or which have been cured. UBNA has not received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. UBNA has or shall apply for all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of their businesses, and are not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

       (l)    TAX MATTERS.

              1. UBNA: (1) has filed or shall file prior to Closing all nonconsolidated and noncombined Tax Returns and all consolidated or combined Tax Returns that include only UBNA and not Palomine or its other Affiliates (for the purposes of this Section, such tax Returns shall be considered nonconsolidated and noncombined Tax Returns) required to be filed through the date hereof and will have paid any Tax due through the date hereof with respect to the time periods covered by such nonconsolidated and noncombined Tax Returns and shall timely pay any such Taxes required to be paid by it after the date hereof with respect to such Tax Returns and (2) shall prepare and timely file all such nonconsolidated and noncombined Tax Returns required to be filed after the date hereof and through the Closing Date and pay all Taxes required to be paid by it with respect to the periods covered by such Tax Returns; (B) all such Tax Returns filed pursuant to clause (A) after the date hereof shall, in each case, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with such Tax Return most recently filed in the relevant jurisdiction prior to the date hereof, except as otherwise required by law or regulation. Any such Tax Return filed or required to be filed after the date hereof shall not reflect any new elections or the adoption of any new accounting methods or conventions or other similar items, except to the extent such particular reflection or adoption is required to comply with any law or regulation.

              2. UBNA represents that prior to Closing, all consolidated or combined Tax Returns (except those described in subparagraph (1) above) required to be filed by any person through the date hereof that are required or permitted to include the income, or reflect the Activities, operations and Transactions, of UBNA for any taxable period shall have been timely filed, and the income, activities, operations and Transactions of UBNA shall have been properly included and reflected thereon. UBNA shall prepare and file, or cause to be prepared and filed, all such consolidated or combined Tax Returns that are required or permitted to include the income, or reflect the activities, operations and transactions, of UBNA, with respect to any taxable year or the portion thereof ending on or prior to the Closing Date, including, without limitation, UBNA consolidated federal income tax return for such taxable years. Prior to Closing, UBNA will timely file a consolidated federal income tax return for the taxable year ended December 31, 2006 and such return shall include and reflect the income, activities, operations and transactions of UBNA for the taxable period then ended, and hereby expressly covenants and agrees to file a consolidated federal income tax return, and to include and reflect thereon the income, activities, operations and Transactions of UBNA for the taxable period through the Closing Date. All Tax Returns filed pursuant to this subparagraph (2) after the date hereof shall, in each case, to the extent that such Tax Returns specifically relate to UBNA, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with the Tax Return most recently filed in the relevant jurisdictions prior to the date hereof, except as otherwise required by law or regulation. Each of UBNA has paid or will pay all Taxes that may now or hereafter be due with respect to the taxable periods covered by such consolidated or combined Tax Returns.

              3. All amounts required to be withheld as of the Closing Date for Taxes or otherwise have been withheld and paid when due to the appropriate agency or authority.

              4. There shall be delivered or made available to Palomine at or prior to Closing true and complete copies of all income Tax Returns (or with respect to consolidated or combined returns, the portion thereof) and any other Tax Returns requested by Palomine as may be relevant to UBNA or their assets or operations for any and all periods ending after June 30, 2007, or for any Tax years which are subject to audit or investigation by any taxing authority or entity.

       (m)    Environmental Matters.

              1. At all times prior to the date hereof, UBNA have complied in all material respects with applicable environmental laws, orders, regulations, rules and ordinances relating to the Properties (as hereinafter defined), the violation of which would have a material adverse effect on the business or financial condition of UBNA, taken as a whole, or which would require a payment by UBNA in excess of $20,000 in the aggregate, and which have been duly adopted, imposed or promulgated by any legislative, executive, administrative or judicial body or officer of any Governmental Body.

              2. The environmental licenses, permits and authorizations that are material to the operations of UBNA, taken as a whole, are in full force and effect.

8.     Notices.

       Any notice which any of the parties hereto may desire to serve upon any of the other parties hereto shall be in writing and shall be conclusively deemed to have been received by the party at its address, if mailed, postage prepaid, United States mail, registered, return receipt requested, to the following addresses:

          If to Palomine            Palomine Mining Inc.
                                    6420 West Kensington Road
                                    Oklahoma City, OK  73132
                                    Facsimile No.:  405.722.0644
                                    Attention:  Frank H. Ward

         If to UBNA:                Universal Bioenergy North America, Inc.
                                    823 South Sixth Street, Suite 100
                                    Las Vegas, NV  89101
                                    Facsimile No.:  ________________
                                    Attn: _____________________ President

         If to Mortensen:           Mortensen Financial Limited
                                    #1 Mapp Street
                                    Belize City
                                    Belize
                                    Facsimile No.:  ________________
                                    Attention: Wilfred K. Alleyne, President

         If to the Shareholders:    Universal Bioenergy North America, Inc.
                                    823 South Sixth Street, Suite 100
                                    Las Vegas, NV  89101
                                    Facsimile No.:  ________________
                                    Attn:  _____________________ President

9.     SUCCESSORS.

       This Agreement shall be binding upon and inure to the benefit of the heirs, personal representatives and successors and assigns of the parties.

10.    CHOICE OF LAW.

       This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada, and the parties submit to the exclusive jurisdiction of the courts of Nevada in respect of all disputes arising hereunder.

11.    COUNTERPARTS.

       This Agreement may be signed in one or more counterparts, all of which taken together shall constitute an entire agreement.

12.    CONFIDENTIAL INFORMATION.

       Each of Palomine and UBNA hereby acknowledges and agrees that all information disclosed to each other whether written or oral, relating to the other's business activities, its customer names, addresses, all operating plans, information relating to its existing services, new or envisioned products or services and the development thereof, scientific, engineering, or technical information relating to the others business, marketing or product promotional material, including brochures, product literature, plan sheets, and any and all reports generated to customers, with regard to customers, unpublished list of names, and all information relating to order processing, pricing, cost and quotations, and any and all information relating to relationships with customers, is considered confidential information, and is proprietary to, and is considered the invaluable trade secret of such party (collectively "Confidential Information"). Any disclosure of any Confidential Information by any party hereto, its employees, or representatives shall cause immediate, substantial, and irreparable harm and loss to the other. Each party understands that the other desires to keep such Confidential Information in the strictest confidence, and that such party's agreement to do so is a continuing condition of the receipt and possession of Confidential Information, and a material provision of this agreement, and a condition that shall survive the termination of this Agreement. Consequently, each party shall use Confidential Information for the sole purpose of performing its obligations as provided herein.

13.    PUBLIC ANNOUNCEMENT.

       The parties shall make no public announcement concerning this agreement, their discussions or any other letters, memos or agreements between the parties relating to this agreement until such time as they agree to the contents of a mutually satisfactory press release which they intend to release on the date of execution of this Agreement. Either of the parties, but only after reasonable consultation with the other, may make disclosure if required under applicable law.

14.    ENTIRE AGREEMENT.

       This Agreement sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

15.    COSTS AND EXPENSES.

       Except as otherwise specifically set forth herein, each party will bear its own attorneys, brokers, investment bankers, agents, and finders employed by, such party. The parties will indemnify each other against any claims, costs, losses, expenses or liabilities arising from any claim for commissions, finder's fees or other compensation in connection with the transactions contemplated herein which may be asserted by any person based on any agreement or arrangement for payment by the other party.

16.    ATTORNEY'S FEES.

       Should any action be commenced between the parties to this Agreement concerning the matters set forth in this Agreement or the right and duties of either in relation thereto, the prevailing party in such Action shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its Attorney's Fees and Costs.

17.    FINDERS.

       Palomine represents and warrants that there are no finders or other parties which have represented Palomine in connection with this transaction which have not been previously provided with appropriate compensation. In the event any such finders make a claim for any fee, share issuance of other compensation in connection with the transactions contemplated hereby, they shall be the sole responsibility of Palomine. UBNA represents and warrants that there are no finders or other parties which have represented UBNA in connection with this transaction. In the event any such finders make a claim for any fee, share issuance of other compensation in connection with the transactions contemplated hereby, they shall be the sole responsibility of UBNA.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


For and on behalf of:               Palomine Mining Inc.
                                    a Nevada corporation

                                    By: /s/ Frank H. Ward
                                        ------------------------------
                                        Frank H. Ward
                                        Chief Executive Officer, President, and
                                         Treasurer


For and on behalf of:               Universal Bioenergy North America, Inc.
                                    a Nevada corporation

                                    By:
                                        ------------------------------
                                        President

For and on behalf of:               Mortensen Financial Limited,
                                    a ___________ corporation


                                    By: /s/ Wilfred K. Alleyne
                                        ------------------------------
                                        Wilfred K. Alleyne
                                        President

For and on behalf of the Shareholders:

                                   WWF INTERNATIONAL LTD.
                                   a ____________ corporation



                                   By: /s/
                                       ------------------------------

                                   FORESTER CAPITAL, INC.
                                   a ____________ corporation


                                   By: /s/
                                       ------------------------------

                                   LYON GLOBAL INVESTMENT, LLC
                                   a ____________ corporation


                                   By: /s/
                                       ------------------------------

                                   MORRISON HOLDINGS, LLC
                                   a ____________ corporation


                                   By: /s/
                                       ------------------------------

                                   LAKEWOOD MANAGEMENT, INC.
                                   a ____________ corporation


                                   By: /s/
                                       ------------------------------

                                   KAIFENG, LTD
                                   a ____________ corporation


                                   By: /s/
                                       ------------------------------

                                   LEMMA II, LLC
                                   a ____________ corporation


                                   By: /s/
                                       ------------------------------

                                   By: /s/
                                       ------------------------------

                                   LEMMA II, LLC
                                   a ____________ corporation


                                   By: /s/
                                       ------------------------------

                                   L & S CAPITAL MANAGEMENT, LLC
                                   a ____________ corporation


                                   By: /s/
                                       ------------------------------

                                   CENTAUR PARTNERS, INC.
                                   a ____________ corporation


                                   By: /s/ Yirlania Riuas Marin
                                       ------------------------------

                                   SUNRISE FINANCIAL, LLC
                                   a ____________ corporation


                                   By: /s/
                                       ------------------------------


Schedule 1(a)

                                        Schedule 1(a)

                                      Number                              Palomine Stock
         Name                       of Shares    Percent of Ownership     to be received
         ----                       ---------    --------------------     --------------

  1.  WWF International, Ltd.         500               10%                   200,000

  2.  Forester Capital, Inc.          500               10%                   200,000

  3.  Lyon Global Investment, LLC     500               10%                   200,000

  4.  Morrison Holdings, LLC          500               10%                   200,000

  5.  Lakewood Management, Inc.       500               10%                   200,000

  6.  Kaifeng, Ltd.                   500               10%                   200,000

  7.  Lemma II, LLC                   500               10%                   200,000

  8.  L&S Capital Management, LLC     500               10%                   200,000

  9.  Centaur Partners, Inc.          500               10%                   200,000

  10.  Sunrise Financial, LLC         500               10%                   200,000

